UNCONDITIONAL GUARANTY AGREEMENT

THIS UNCONDITIONAL GUARANTY AGREEMENT (“Guaranty”) dated September 21, 2011, is executed and delivered by AMERICAN STANDARD ENERGY CORP., a Delaware corporation (“Guarantor”), to MACQUARIE BANK LIMITED, a bank incorporated under the laws of Australia, as Administrative Agent (“Administrative Agent”) for the benefit of the Lenders party to the Credit Agreement (defined below) and the Swap Counterparties.  Capitalized terms used but not defined in this Guaranty have the meanings given them in the Credit Agreement.

Background

A.           Guarantor owns 100% of the outstanding Equity Interests of American Standard Energy, Corp., a Nevada corporation (“Borrower”), which is party to the Credit Agreement dated September 21, 2011 (as may be amended, supplemented, modified or restated from time to time, the “Credit Agreement”) among Borrower, Administrative Agent and the Lenders party thereto from time to time (“Lenders”).  The Obligations of Borrower under the Credit Agreement are secured by the Security Documents and the liens, security interests and collateral assignment arising under and evidenced by those documents.

B.           As a condition to the Lenders’ extension of credit to Borrower under the Credit Agreement and performance of Swap Counterparty’s Obligations under the applicable Swap Agreement, Lenders and Swap Counterparties require that Guarantor guarantee to Administrative Agent, for the ratable benefit of the Lenders and any Swap Counterparty, the full and final payment and performance of the Obligations of Borrower to the extent provided in, and pursuant to the terms and conditions of, this Guaranty.

C.           Guarantor will benefit, directly or indirectly, from the making of the Loans to Borrower by the Lenders under the terms and conditions of the Credit Agreement and the other Loan Documents.

Agreements

For and in consideration of the financial accommodations made and to be made to Borrower by the Lenders under the Credit Agreement and Swap Counterparty under the applicable Swap Agreement or otherwise and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each of the parties, Guarantor and Administrative Agent agree as follows:

ARTICLE I
PAYMENT AND PERFORMANCE

Section 1.1          Guaranty of Payment.  Guarantor unconditionally guarantees to Administrative Agent, for the ratable benefit of the Lenders and any Swap Counterparty, the payment of the Obligations when due (whether at the stated maturity, by acceleration or otherwise) in accordance with the terms of the Loan Documents.  This Guaranty is irrevocable, unconditional and absolute, and if for any reason any portion of the Obligations is not paid promptly when due, Guarantor will immediately pay the full amount owed to Administrative Agent and/or the other Persons to whom such amount is owed, regardless of any defense, right of set-off or counterclaim Borrower may have or assert, and regardless of whether Administrative Agent or any other Person has taken any steps to enforce any rights against Borrower or any other Person to collect such sum, and regardless of any other condition or contingency.  This Guaranty will also cover interest on the Obligations (as provided for in the Loan Documents) and all reasonable expenses (including attorneys’ fees) incurred by Administrative Agent, any Swap Counterparty or the Lenders in enforcing the payment of the Obligations or the performance of this Guaranty as provided for in the Loan Documents.

Section 1.2          Guaranty of Performance.  Guarantor unconditionally guarantees to Administrative Agent that Borrower will perform and observe each agreement, covenant, warranty, term and condition in the Loan Documents, to which Borrower is a party, including any indemnity provisions to be performed or observed by Borrower, and, upon Borrower’s failure to do so, Guarantor will promptly perform and observe, or will cause to be promptly performed and observed, each such agreement, covenant, warranty, term or condition, in accordance with the terms of such Loan Document.

Section 1.3          Guaranty Not Affected by Actions Under Loan Documents.  The obligations, covenants, agreements and duties of Guarantor under this Guaranty will in no way be affected or impaired by the occurrence from time to time of any of the following with respect to the Loan Documents, without the necessity of any notice to, or further consent of, Guarantor:

(a)                 The release or waiver, by operation of Law or otherwise, of the performance or observance by Borrower or any co-guarantor, surety, endorser or other obligor (collectively, an “Obligor”) of any express or implied agreement, covenant, term or condition in any of the Loan Documents to be performed or observed by such party;

(b)                 The extension of the time for the payment of all or any portion of the Obligations or any other sums payable under the Loan Documents or the extension of time for the performance of any other obligation under, arising out of, or in connection with any of the Loan Documents;

(c)                 The supplementation, modification or amendment (whether material or otherwise) of any of the Loan Documents or any of the Obligations of Borrower or the obligations of Guarantor or any other Obligor under, arising out of or in connection with any of the Loan Documents;

(d)                 Any failure, omission, delay or lack of diligence on the part of Administrative Agent, or any other Person to enforce, assert or exercise any right, privilege, power or remedy conferred on Administrative Agent or any other Person in any of the Loan Documents, or any action on the part of Administrative Agent or such other Person granting indulgence or extension of any kind;

(e)                 The release of any Collateral under any Mortgage, any other Security Document or any of the other Loan Documents, or the release, modification, waiver or failure to enforce any pledge, security device, insurance agreement, bond or other guaranty, surety or indemnity agreement whatsoever;

(f)                 The release, modification, waiver or failure to enforce any right, benefit, privilege or interest under any contract or agreement, under which the rights of Borrower or any other Obligor have been collaterally or absolutely assigned, or in which a security interest has been granted, to Administrative Agent as direct or indirect security for payment or performance of any Obligations;

(g)                The voluntary or involuntary liquidation, dissolution, sale of any collateral, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, Borrower, or any other Obligor or any of the assets of Borrower or of any other Obligor or any allegation or contest of the validity of this Guaranty in any such proceeding;

(h)                Any invalidity of or defect or deficiency in any of the Loan Documents or failure to acquire, perfect or maintain perfection of any lien on or security interest in any collateral securing payment or performance of all or any portion of (i) the Obligations, (ii) any other Person’s obligations under any of the Loan Documents or (iii) the obligations of Guarantor under this Guaranty;

(i)                 The settlement or compromise of any obligation guaranteed by or incurred in connection with this Guaranty;

(j)                 the failure to give notice to Guarantor of the occurrence of an event of default under the Loan Documents;

(k)                any defense based upon any legal disability of Borrower or, to the extent permitted by law, any release, discharge, reduction or limitation of or with respect to any sums owing by Borrower or any other liability of Borrower to Administrative Agent, any Swap Counterparty or any Lender or their respective Affiliates;

(l)                 to the extent permitted by law, the release or discharge by operation of law of Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Guaranty;

(m)               the default or failure of Guarantor fully to perform any of its obligations set forth in this Guaranty; or

(n)               any change in the corporate structure, existence or ownership of Guarantor or Borrower.

Section 1.4          Waiver of Certain Rights.  To the extent permitted by Law, Guarantor hereby waives marshaling of assets and liabilities, sale in inverse order of alienation, notice of acceptance of this Guaranty and of any liability to which it applies or may apply, presentment, demand for payment, protest, notice of nonpayment, notice of dishonor, notice of acceleration, notice of intent to accelerate and all other notices and demands, collection suit and the taking of any other action by Administrative Agent.

Section 1.5          Obligations of Guarantor are Severable.  This is a guaranty of payment and not of collection, and Guarantor waives any right to require that any action be brought against Borrower or any other Person.  If Administrative Agent seeks to enforce the obligations of Guarantor under this Guaranty by action in any court, Guarantor waives any necessity, substantive or procedural, that a judgment be previously rendered against Borrower or any other Person or that Borrower or any other Person be joined in that cause or that a separate action be brought against Borrower or any other Person.  The obligations of Guarantor under this Guaranty are several from the Obligations of Borrower or the obligations of any other Person, including any other Obligor, and are primary obligations of Guarantor and on which it is the principal obligor.  All waivers in this Section 1.5 are and will be without prejudice to Administrative Agent to proceed, at its option, against Borrower or any other Person, whether by separate action or by joinder.  Guarantor agrees that this Guaranty cannot be discharged except by (a) the full and final payment of the Obligations, (b) the termination of all obligations, if any, of Administrative Agent, any Swap Counterparty or any other Lender to make any Advance or extend any other accommodation (financial or otherwise) to or on behalf of Borrower and (c) the complete performance of all obligations of Guarantor arising under or in connection with this Guaranty.

Section 1.6         No Right of Subrogation Until Guaranty Terminates.  Notwithstanding any payment or payments made by Guarantor under this Guaranty or any set-off or application of any funds of Guarantor by Administrative Agent, Guarantor will not be entitled to be subrogated to any of the rights of Administrative Agent, any Swap Counterparty or any Lender against Borrower or any collateral, security rights or rights of offset held by Administrative Agent, any Swap Counterparty or any Lender for the payment of the Obligations until all amounts owing to Lenders or any Swap Counterparty by Borrower for or on account of the Obligations are paid in full and this Guaranty has terminated.

Section 1.7          All Credit Granted in Reliance On Guaranty.  All Advances, extensions of credit and other financial accommodations made or to be made to Borrower by Administrative Agent, any Swap Counterparty or any Lenders under the Credit Agreement or any of the other Loan Documents will be conclusively presumed to have been made in acceptance of and in reliance on this Guaranty.

Section 1.8          Information.    Guarantor assumes responsibility for being and remaining informed of the financial condition of Borrower, and of all other circumstances bearing upon the risk of nonpayment of amounts owing under the Loan Documents, and agrees that Borrower shall have no duty to advise Guarantor of information known to it regarding such condition or any such circumstances.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

Guarantor warrants and represents that:

Section 2.1          Organization; Good Standing.  Guarantor is duly organized, formed, validly existing and in good standing under the Laws of the jurisdiction of its organization and has the power and authority to carry on its business as presently conducted and to enter into and perform its obligations under this Guaranty and each instrument given to secure this Guaranty.  The execution, delivery and performance by Guarantor of this Guaranty and each instrument given to secure this Guaranty have each been duly authorized by all necessary company action.

Section 2.2          Binding Obligations.  This Guaranty and each instrument given to secure this Guaranty have each been duly and validly executed, issued and delivered by Guarantor, and each constitutes the valid and legally binding obligations of Guarantor, enforceable in accordance with its terms except as the enforceability thereof may be limited or affected by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and by general equitable principles.

Section 2.3          No Violation.  The execution, delivery and performance of this Guaranty and of each instrument given to secure this Guaranty do not and will not (a) violate any applicable Law, the violation of which could reasonably be expected to have a material adverse effect on Guarantor’s ability to perform its obligations under this Guaranty; (b) conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, any agreement or instrument to which Guarantor is now a party or by which Guarantor or any of its properties may be bound if such conflict, breach or default could reasonably be expected to have a material adverse effect on Guarantor's ability to perform its obligations under this Guaranty; (c) result in the creation of any lien, charge or encumbrance upon any of Guarantor’s property or assets the effect of which would be a Material Adverse Effect on Guarantor's ability to perform its obligations under this Guaranty; (d) violate Guarantor’s Charter Documents; or (e) except as required by any applicable law, require (i) any consent of any other Person (including, without limitation, shareholders of any affiliate of Guarantor) or (ii) any consent, license, permit, authorization or other approval of, any giving of notice to, any exemption by, any registration, declaration or filing with, or any taking of any other action in respect of, any court, arbitrator, administrative agency or other Governmental Authority.

Section 2.4          Tax Returns.  Guarantor has filed all tax returns required to be filed and paid all taxes shown thereon to be due, including interest and penalties, except for taxes being contested in good faith and for which adequate reserves have been established.

Section 2.5          Litigation.  There is no action, suit or proceeding pending or, to the best of Guarantor’s knowledge, threatened against or affecting Guarantor, at law or in equity, or before or by any Governmental Authority, which could reasonably be expected to result in any Material Adverse Effect in Guarantor’s ability to perform its obligations under this Guaranty.

Section 2.6          Accuracy of Information.  All information supplied and statements made to Administrative Agent, any Swap Counterparty or the Lenders by or on behalf of Guarantor prior to, contemporaneously with or subsequent to the execution of this Guaranty are and shall be true, correct and complete in all material respects, and valid and genuine.  All financial statements of Guarantor furnished to Administrative Agent, any Swap Counterparty or the Lenders have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the financial condition of the subject thereof as of the date thereof and for the period then ended.  No material adverse effect has occurred in the financial condition reflected therein since the respective dates thereof that could reasonably be expected to adversely effect Guarantor's ability to perform its obligations under this Guaranty.

Section 2.7          No Defaults.  To its knowledge, Guarantor is not in default with respect to any applicable law or in the payment of any indebtedness for borrowed money or under the terms or provisions of any agreement or instrument evidencing or securing any such indebtedness, in each case that could reasonably be expected to have a material adverse effect on its ability to perform its obligations under this Guaranty.

Section 2.8          Benefits.  The execution and delivery of this Guaranty to Administrative Agent will benefit, directly or indirectly, Guarantor.

Section 2.9          No Unusual Agreements.  Guarantor is not a party to any contract or agreement that could reasonably be expected to have a material adverse effect on its ability to perform its obligations under this Guaranty.

Section 2.10        Solvency.  Guarantor is solvent and will continue to be solvent after giving effect to the transactions hereunder.

Section 2.11        Subordination of All Guarantor Claims.  As used herein, the term “Guarantor Claims” shall mean all debts and liabilities of Borrower to Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether the obligation of Borrower thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the person or persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by any Guarantor.  The Guarantor Claims shall include without limitation all rights and claims of Guarantor against Borrower arising as a result of subrogation or otherwise as a result of Guarantor’s payment of all or a portion of the Obligations.  Until the Obligations shall be paid and satisfied in full, Guarantor shall not receive or collect, directly or indirectly, from Borrower or any other party any amount upon the Guarantor Claims.

ARTICLE III
COVENANTS OF GUARANTOR

Guarantor covenants and agrees that, until termination of this Guaranty, it will:

Section 3.1          [Reserved].

Section 3.2          [Reserved].

Section 3.3          Books and Records.  Maintain proper books of record and account in accordance with generally accepted accounting principles in which true, full and correct entries will be made of all its dealings and business affairs.

Section 3.4          [Reserved].

Section 3.5          [Reserved].

Section 3.6          [Reserved].

Section 3.7          Events of Default.  Promptly upon acquiring knowledge of the occurrence of any event of default hereunder or of any event which with the passage of time or the giving of notice or both would become such an event of default, notify Administrative Agent in writing thereof, specifying the nature thereof, the period of existence thereof and what action Guarantor proposes to take with respect thereto.

Section 3.8          Financial Information.  Furnish to Administrative Agent and the Lenders from time to time such information, financial or otherwise, with respect to Guarantor as Administrative Agent may reasonably request.

Section 3.9          Significant Changes.  Not change Guarantor’s name, address, or jurisdiction or form of organization without notifying Administrative Agent and the Lenders of such change in writing at least 30 days prior to the effective date of such change.

Section 3.10        Proceedings.  Within ten days of acquiring knowledge of any pending or threatened litigation or administrative proceedings, notify Administrative Agent and the Lenders in writing as to such litigation or administrative proceedings to which it has, or may hereafter, become a party as a defendant if the amount of damages claimed in any such proceeding is $100,000 or more.

Section 3.11        Existence.  Do and cause to be done all things necessary to maintain, preserve and renew its company existence and rights.

ARTICLE IV
TERMINATION

This Guaranty shall terminate and be of no further force and effect upon the earlier of the first date on which the following have occurred:  (a) the full and final payment of the Obligations, (b) the termination of all obligations, if any, of Administrative Agent, Swap Counterparties or the Lenders to make any Advance or extend any other accommodation (financial or otherwise) to or on behalf of Borrower, and (c) the complete performance of all obligations of Guarantor arising under or in connection with this Guaranty.  If any monies paid to Administrative Agent, any Swap Counterparty or the Lenders by or on behalf of Borrower are recovered from Administrative Agent, any Swap Counterparty or the Lenders for any reason, Guarantor shall pay all such sums to Administrative Agent, such Swap Counterparty or such Lender on demand, together with interest thereon from date of recovery until paid at the same rate provided in the Promissory Notes for interest on past due principal.

ARTICLE V
EVENTS OF DEFAULT; DEFAULT

The occurrence of any of the following events will constitute an event of default under this Guaranty:

A.           Any representation or warranty made by Guarantor herein or in any writing furnished in connection with or pursuant to this Guaranty shall be incorrect, false or misleading on the date as of which made; or

B.           Default shall occur in the punctual and complete performance or observance of any agreement, covenant, term or condition contained in this Guaranty or in any instrument given to secure Guarantor’s obligations hereunder and in the case of any such agreement, covenant, term or condition (other than for the payment of money) such default is not cured with 30 days of the earlier of (i) Guarantor having actual knowledge thereof or (ii) written notice thereof from the Administrative Agent; or

C.           Guarantor shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed monies or advances in the amount of $250,000 or more, or fail to observe or perform any term, covenant or agreement contained in any agreement or obligation by which it is bound evidencing or securing borrowed money in the amount of $250,000 or more for such period of time as would accelerate, or would permit the holder thereof, or of any obligation issued thereunder, to accelerate, the maturity thereof, or of any such obligation; or

D.           Guarantor shall be in default under or in violation of any applicable law of the United States of America, any State of the United States or any political subdivision of any of the foregoing, or of any government, agency, department, commission, board, bureau or court having jurisdiction over Guarantor or its assets or property and such default has a Material Adverse Effect on the ability of Guarantor to perform its obligations under this Guaranty; or

E.           Final non-appealable judgment or judgments in the aggregate for the payment of money in excess of $250,000 shall be rendered against Guarantor by a court of competent jurisdiction and the same shall remain undischarged for a period of 60 days during which execution shall not effectively be stayed, except a judgment where the claim is fully covered by insurance and the insurance company has accepted liability for the claim or for which Guarantor has adequate reserves under GAAP; or

F.           Guarantor shall make a general assignment for the benefit of creditors or shall petition or apply to any tribunal for the appointment of a custodian, liquidator, trustee or receiver of all or any substantial part of the business, estate or assets of Guarantor or shall commence any proceeding relating to Guarantor or its property under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect; or

G.           Any such petition or application shall be filed or any such proceeding shall be commenced against Guarantor and Guarantor by any act or omission shall indicate approval thereof, consent thereto or acquiescence therein, or an order shall be entered appointing any such custodian, liquidator, trustee or receiver of all or any substantial part of the assets of Guarantor, or granting of relief to Guarantor or approving the petition in any such proceeding, and such order shall remain in effect for more than 60 days; or

H.           Guarantor shall fail generally to pay its debts as they become due, or suffer any writ of attachment or execution or any similar process to be issued or levied against it or any substantial part of its property which is not released, stayed, bonded or vacated within 60 days after its issue or levy; or

I.           Guarantor shall have concealed, removed, or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them, or made or suffered a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or shall have made any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid or shall have suffered or permitted, while insolvent, any creditor to obtain a lien upon any of its property through legal proceedings or distraint which is not vacated within 60 days from the date thereof; or

J.           The dissolution, liquidation or termination of existence of Guarantor or the sale, conveyance, lease or other disposition of a substantial part of the assets of Guarantor.

ARTICLE VI
MISCELLANEOUS

Section 6.1          Assignment.  All guarantees, warranties, representations, covenants and agreements contained in this Guaranty shall bind the successors, assigns, receivers, trustees and representatives of Guarantor and shall inure to the benefit of Administrative Agent, its successors and assigns, and any holder of the Obligations or any part thereof.  Guarantor shall not assign its obligations hereunder without the prior written consent of Administrative Agent.

Section 6.2          [Reserved].

Section 6.3          Amendment.  This Guaranty will be amended, waived (in whole or in part) or otherwise modified only by an agreement in writing signed by all the parties to this Guaranty.

Section 6.4          Notices.  Any notice, demand or document which either party is required or may desire to give hereunder shall be in writing and, except to the extent provided in the other provisions of this Agreement, given by messenger, telecopy or other electronic transmission, or United States registered or certified mail, postage prepaid, return receipt requested, addressed to such party at its address and telecopy number shown below, or at such other address as either party shall have furnished to the other by notice given in accordance with this provision.

If to Guarantor:

American Standard Energy Corp.
4800 N. Scottsdale Rd., Ste. 1400
Scottsdale, Arizona  85251
Attention:        Scott Mahoney
Telephone:      480-371-1929
Facsimile:       480990-2732
E-Mail:           sm@asenergycorp.com

If to Macquarie Bank Limited, as Administrative Agent:

Level 15, No. 1 Martin Place
Sydney
New South Wales 2000
Australia
Attention:       Executive Director
Telephone:     +61 2 8232 3333
Facsimile:       +61 2 8232 3590
E-Mail:           katie.choi@macquarie.com

With a copy to:

Macquarie Bank Limited, Administrative Agent
Houston Representative Office
500 Dallas Street, Suite 3250
Houston, Texas 77002
Attention:       Michael Sextro
Telephone:     (713) 986-3607
Facsimile:       (713) 986-3610
E-Mail:           michael.sextro@macquarie.com

Any notice delivered or made by messenger, telecopy, or United States mail shall be deemed to be given on the date of actual delivery as shown by messenger receipt, the addressor’s telecopy machine confirmation or other verifiable electronic receipt, or the registry or certification receipt. Administrative Agent need not delay action on notice transmitted orally by an authorized officer of Guarantor to Administrative Agent until receipt of written confirmation of such notice. In the event that a discrepancy exists between the notice received by Administrative Agent orally and the written confirmation, or in the absence of a written confirmation, the oral notice, as understood by Administrative Agent will be deemed the controlling and proper notice.

Section 6.5         Choice of Law.  This Guaranty shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without giving effect to its principles of conflicts of laws.

Section 6.6         Consent to Jurisdiction.  The parties agree that any proceeding arising from or related to the Loan Documents or the transactions contemplated by them will be brought exclusively in the State and Federal courts located in New York County, New York.  This choice of venue is intended by the parties to be (a) mandatory and not permissive in nature and (b) preclude any party from commencing or maintaining any proceeding against another party in any jurisdiction other than the State and Federal courts located in New York County, New York if that proceeding arises from or is related to the Loan Documents or the transactions contemplated by them.  Each party irrevocably waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding commenced or maintained in accordance with this Section Error! Reference source not found..  Each party stipulates that the State and Federal courts located in New York County, New York shall have in personam jurisdiction and venue over each of them in connection with any proceeding arising out of or related to the Loan Documents or the transactions contemplated by them.  Any final judgment rendered against a party in any proceeding will be conclusive with respect to the subject matter of that final judgment and may be enforced in any jurisdiction in any manner provided by Law.

Section 6.7         Waiver of Jury Trial.  To the maximum extent not prohibited by law, Guarantor hereby knowingly, voluntarily and intentionally waives any right which it may have to a trial by jury in respect of any litigation directly or indirectly at any time arising out of, under or in connection with the Promissory Notes, this Guaranty or any of the other Loan Documents, or any transaction contemplated thereby, before or after maturity.

Section 6.8          No Usurious Interest.  Administrative Agent and Lenders intend to comply with all applicable usury Laws, whether existing on the date of this Guaranty or to be enacted in the future.  As such, and notwithstanding any provision of any Loan Document, no Loan Document will be construed to require the payment or permit the collection of interest in excess of the Highest Lawful Rate.  If ever the performance of any provision of any Loan Document will resulting in the charging or collection of interest in excess of the Highest Lawful Rate, then the obligation to be fulfilled will, ipso facto, be reduced to the allowable limit.  In addition, if Administrative Agent or Lenders ever receive under any Loan Document anything of value as interest or that is deemed to be interest under Law such that the amount of interest received by Administrative Agent or Lender would exceed the Highest Lawful Rate, then (i) the amount that would otherwise constitute excessive interest will instead be applied by Secured Party as a prepayment of the principal outstanding under the Promissory Notes or on account of any other Obligations, and (ii) if no such principal amount or Obligations exists, then Administrative Agent or such Lender will refund the excess amount to Borrower or Guarantor, as applicable.  In determining whether or not the interest paid or payable under the Loan Documents exceeds the Highest Lawful Rate, Borrower, Guarantor, Administrative Agent and Lenders will, to the maximum extent permitted by Law, (i) characterize any non principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects of them, (iii) amortize, prorate, allocate and spread the total amount of interest actually paid throughout the full term of the indebtedness so that the actual rate of interest does not exceed the Highest Lawful Rate, and (iv) allocate interest between portions of the Obligations so that no portion will bear interest at a rate greater than that permitted by Law.

Section 6.9          Obligations are Non-Recourse.  Neither Administrative Agent, any Swap Counterparty nor the Lenders nor its respective successors or assigns, nor any holder or holders of the Promissory Notes will have any claim, remedy, or right to proceed (at law or in equity) against any of shareholders, officers, directors, employees or agents of Guarantor for the payment or performance of any of the Obligations. Notwithstanding the previous sentence, however, nothing contained in this Section will limit, restrict, or impair the rights of the holders of the Promissory Notes to exercise any of the other rights of Administrative Agent, any Swap Counterparty or the Lenders under this Guaranty.

Section 6.10        FINAL AGREEMENT.  THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN GUARANTOR AND ADMINISTRATIVE AGENT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER OF THIS GUARANTY.

[Signatures begin on the following page]

IN WITNESS WHEREOF, the undersigned have caused this Guaranty to be duly executed and delivered as of the date first above written.

GUARANTOR:

American Standard Energy Corp.,
a Delaware corporation

By:	/s/ Scott Feldhacker
Scott Feldhacker, Chief Executive Officer

By:	/s/ Scott Mahoney
Scott Mahoney, Chief Financial Officer

Signature Page to Guaranty

IN WITNESS WHEREOF, the undersigned have caused this Guaranty to be duly executed and delivered as of the date first above written.

ADMINISTRATIVE AGENT: Macquarie Bank Limited, a bank incorporated in accordance with the laws of Australia
By:	/s/ Katie Choi
Name:	Katie Choi
Title:	Division Director

By:	/s/ Robert McRobbie
Name:	Robert McRobbie
Title:	Division Director, Legal Risk Management

Signature Page to Guaranty